EXHIBIT 5



                                      [Letterhead of]

                                  CRAVATH, SWAINE & MOORE




                                                              June 20, 1994


                           Collins & Aikman Holdings Corporation
                           -------------------------------------


               Dear Sirs:

                         We have acted as counsel for Collins & Aikman
               Holdings Corporation, a Delaware corporation (hereinafter called the "Company"), in connection with the proposed issuance of up to 28,750,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company.

                         In that connection, we have examined originals,
               or copies certified or otherwise identified to our satis-faction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Incorporation of the Company, as amended and restated, and (b) the By-laws of the Company.

                         Based upon the foregoing, we are of opinion as
               follows:

                         (1) the Company has been duly incorporated and is
                    a validly existing corporation under the laws of the State of Delaware; and

                         (2) the Common Stock, when issued and delivered,
                    will be duly authorized, validly issued, fully paid and nonassessable.

                         We know that we may be referred to, as counsel who
               has passed upon the validity of the issuance of the Common Stock on behalf of the Company, in the Prospectus forming a part of the Registration Statement on Form S-2 relating to the Common Stock filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5 thereto.


                                             Very truly yours,

                                             /s/ CRAVATH, SWAINE & MOORE


               Collins & Aikman Holdings Corporation
                  8320 University Executive Park
                     Suite 102
                        Charlotte, North Carolina 28262


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